UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Open Text Corporation (the “Company”) is filing this Current Report on Form 8-K for the purpose of updating the description of its common shares and preference shares contained in its Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on January 16, 1996. In accordance with the interpretation of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “Division”) set forth in Questions 123.07 and 126.23 of the Division’s Securities Act Forms Compliance and Disclosure Interpretations, the Company intends to incorporate this description by reference into certain of its filings with the SEC, including registration statements on Form S-3 or Form S-8.

In this Current Report on Form 8-K, unless otherwise specified or the context requires otherwise, we use the terms “we,” “us” and “our” to refer to the Company.

Description of Common Shares

The description below summarizes the general terms of our common shares. This description is a summary, and it does not describe every aspect of our common shares. This summary is subject to and qualified in its entirety by reference to our articles and our by-laws.

Authorized Shares

The Company is authorized to issue an unlimited number of common shares without par value. All outstanding common shares are fully paid and non-assessable.

Voting Rights

Holders of common shares are entitled to receive notice of and to attend all shareholder meetings and are entitled to cast one vote for each common share held of record on all matters acted upon at any shareholder meeting. Holders of the common shares are not entitled to cumulate votes in connection with the election of directors.

Dividends and Other Distributions

Holders of the common shares are entitled to dividends if, as and when declared by the board of directors of the Company, subject to the rights of shares, if any, having priority over the common shares, including the preference shares. Our board of directors adopted a policy in April 2013 to pay non-cumulative quarterly dividends. However, future declarations of dividends are subject to the final determination of our board of directors, in its discretion based on a number of factors that it deems relevant, including our financial position, results of operations, available cash resources, cash requirements and alternative uses of cash that our board of directors may conclude would be in the best interest of our shareholders. Our dividend payments are subject to relevant contractual limitations, including those in our existing credit agreements.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of common shares are entitled to share ratably in all assets remaining after payment of debts and liabilities, subject to the rights of shares, if any, having priority over the common shares, including the preference shares.

Other Provisions

Holders of common shares have no pre-emptive, subscription, redemption or conversion rights.

Shareholder Rights Plan

On September 26, 2013, our shareholders approved the continuation, amendment and restatement of the shareholder rights plan (the “Amended Rights Plan”) that OpenText and Computershare Investor Services Inc. originally entered into as of December 2, 2010. Upon such shareholder approval, the Amended Rights Plan was entered into as of September 26, 2013. The Amended Rights Plan is incorporated herein as Exhibit 4.1 by reference to the Company’s Current Report on Form 8-K filed on September 26, 2013, wherein it appeared as Exhibit 4.1.

The Amended Rights Plan continues a right (which may only be exercised if a person acquires control of 20% or more of our common shares) for each shareholder, other than the person that acquires 20% or more of the common shares, to acquire additional common shares at one-half of the market price at the time of exercise. The primary objectives of the Amended Rights Plan are to ensure that, in the context of a bid for control of the Company through an acquisition of the common shares, our board of directors has sufficient time to assess alternatives for maximizing shareholder value as it considers in its judgment to be in the best interests of the Company, including: continued implementation of our long-term strategic plans, as these may be modified by us from time to time; to provide adequate time for competing bids to emerge; to ensure that shareholders have an equal opportunity to participate in such a bid and to give them adequate time to properly assess the bid; and lessen the pressure to tender typically encountered by a securityholder of an issuer that is subject to a bid.

The Amended Rights Plan will remain in force until the earlier of the Termination Time (the time at which the right to exercise rights shall terminate, as defined in the Amended Rights Plan) and the termination of the annual meeting of the shareholders in the year 2016 unless at or prior to such meeting our shareholders ratify the continued existence of the Amended Rights Plan, in which case the Amended Rights Plan would expire at the earlier of the Termination Time and the termination of the 2019 annual meeting of our shareholders.

Majority Voting Policy

Our board of directors has approved a majority voting policy (the “Majority Voting Policy”) to which all nominees for election to our board of directors are asked to subscribe prior to our board of directors recommending that they be elected. The Majority Voting Policy applies only in the case of an uncontested election of directors.

Pursuant to the Majority Voting Policy, forms of proxy for meetings of the shareholders of the Company at which directors are to be elected are required to provide the option of voting in favour of, or withholding from voting for, each individual nominee to our board of directors. If any nominee for election to our board of directors does not receive, from the Common Shares voted at the meeting of shareholders in person or by proxy, a greater number of Common Shares in favour of his or her election than withheld from such election, the nominee must promptly tender his or her resignation to the Chairman of the Board, to take effect on acceptance by our board of directors.

Under the Majority Voting Policy, the corporate governance committee of our board of directors (the “Corporate Governance Committee”) will promptly consider any such tendered resignation and make a recommendation to our board of directors as to the action to be taken with respect to such tendered resignation. In considering a tendered resignation, the Corporate Governance Committee is to consider all factors it deems relevant to the best interests of the Company, including without limitation (i) any stated reasons why shareholders withheld their vote with respect to the subject director; (ii) what the Corporate Governance Committee believes to be the underlying reasons for the majority withhold vote, including whether these reasons relate to the incumbent director’s performance as a director, whether these reasons relate to the Company or another company, and whether these reasons are curable and alternatives for effecting any cure; (iii) the percentage of outstanding shares represented by votes cast and withheld from voting on the election of the subject director; (iv) the tenure and qualifications of the director; (v) the director’s past and expected future contributions to the Company; (vi) the other policies of the Company; (vii) the overall composition of our board of directors, including whether accepting the resignation would cause the Company to fail to meet any applicable securities laws and rules of federal and provincial securities commissions, the Toronto Stock Exchange and Nasdaq; and (viii) whether the resignation of the director could result in the triggering of change of control or similar provisions under any contract by which the Company is bound or any benefit plan of the Company and, if so, the potential impact thereof.

Our board of directors will have 90 days following the date of the applicable meeting of shareholders to act on the Corporate Governance Committee’s recommendation under the Majority Voting Policy. Following the board of directors’ decision on the resignation, our board of directors will promptly disclose, via press release, its decision whether to accept the director’s resignation offer including the reasons for our board of directors rejecting the resignation offer, if applicable. The director will not participate in any committee or board of directors deliberations on the resignation offer. If the resignation is accepted, subject to any corporate law restrictions, our board of directors may (i) leave the resultant vacancy in our board of directors unfilled until the next annual meeting of shareholders of the Company, (ii) fill the vacancy through the appointment of a director whom our board of directors considers to merit the confidence of the shareholders of the Company, or (iii) call a special meeting of the shareholders of the Company to consider the election of a nominee recommended by our board of directors to fill the vacant position.

Description of Preference Shares

The Company is authorized to issue an unlimited number of preference shares, without par value (designated in our articles as First Preference Shares), in one or more series, each such series consisting of such number of shares and having the designation, rights (including voting and dividend rights), privileges, restrictions and conditions as may be determined by our board of directors and as will be set forth in an amendment to our articles. The prospectus, prospectus supplement or such other applicable offering document relating to any series of preference shares we may offer will contain the specific terms of that series, including some or all of the following:

•	whether the shares of the series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares will be redeemable and the amount per share payable in case of redemption;

•	whether shares of the series will be entitled to receive dividends or other distributions and, if so, the distribution rate on the shares, any restriction, limitation or condition upon the payment of the dividends or other distributions, whether dividends or other distributions will be cumulative, and the dates on which dividends or other distributions are payable;

•	any preferential amount payable upon shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of OpenText;

•	whether and the extent to which the series will be guaranteed;

•	whether the shares of the series are convertible, or exchangeable for, shares of any other class or classes of stock or of any other series of stock, or any other securities of Open Text, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities;

•	a discussion of any material U.S. federal income tax and Canadian federal or provincial income tax considerations applicable to the preference shares being offered;

•	terms and conditions of the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting power, if any, of shares of the series; and

•	any other relative rights, preferences or limitations.

Holders of each series of preference shares, except as required by law, will not be entitled to vote at shareholder meetings except as specified in the rights, privileges, restrictions and conditions relating to the series of preference shares. With respect to the payment of dividends and the distribution of assets in the event of the liquidation or winding-up of the Company, whether voluntary or involuntary, the preference shares of each series shall rank on parity with the preference shares of every other series and are entitled to preference over the common shares and any other shares ranking junior to the preference shares from time to time and may also be given such other preference over the common shares and any other shares ranking junior to the preference shares as may be determined at the time of creation of such series.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Shareholder Rights Plan Agreement between Open Text Corporation and Computershare Investor Services, Inc., dated September 26, 2013 (incorporated by reference to the Current Report on Form 8-K filed on September 26, 2013, wherein it appeared as Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

April 24, 2014	By:	/s/ Gordon A. Davies
Gordon A. Davies Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description

4.1	Amended and Restated Shareholder Rights Plan Agreement between Open Text Corporation and Computershare Investor Services, Inc., dated September 26, 2013 (incorporated by reference to the Current Report on Form 8-K filed on September 26, 2013, wherein it appeared as Exhibit 4.1).